EXHIBIT (a)



              AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ("Agreement") of Kiewit Investment Fund L.P. (the "Partnership"), effective as of ____________, 2005 (the "Effective Date"), is entered into by and among Kiewit Investment Holdings Inc., a Delaware corporation (the "General Partner"), and Kiewit Finance Group Inc., a Delaware corporation (the "Initial Limited Partner"), together with any other Persons who become Partners in the Partnership as provided herein.

         PRELIMINARY STATEMENT. The Partnership was formed on September 8, 2004 upon the filing of the Certificate of Limited Partnership with the Secretary of State pursuant to an oral agreement between the General Partner and the Initial Limited Partner. The General Partner and the Initial Limited Partner thereafter entered into, and the Partnership has been governed by and operated pursuant to the terms and provisions of, a Limited Partnership Agreement dated as of October 5, 2004 (the "Original Partnership Agreement"). As specified in Section 7(a) of the Original Partnership Agreement, the General Partner irrevocably delegated its authority to manage the business and affairs of the Partnership to the Board, pursuant to Section 17-403 of the Delaware Act. The General Partner and the Initial Limited Partner now desire to amend and restate the Original Partnership Agreement in its entirety to make certain modifications thereto as provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants, conditions and agreements contained herein, the parties hereto hereby amend and restate the Original Partnership Agreement, and agree to continue the Partnership as a limited partnership under the Delaware Act, as follows:

                                  ARTICLE I.

                                  DEFINITIONS

         Section 1.1. Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "1940 Act" means the Investment Company Act of 1940.

         "1940 Act Majority of Limited Partners" means the lesser of (a) the holders of 67% or more of the outstanding Units present at a meeting of Limited Partners at which the holders of more than 50% of the outstanding Units are present in person or by proxy or (b) more than 50% of the outstanding Units.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Period, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations under Section 704 of the Code; and

         (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Additional Limited Partner" means an Eligible Purchaser admitted to the Partnership as a Limited Partner pursuant to Section 8.10 and who is shown as such on the books and records of the Partnership.

         "Advance Notice" has the meaning set forth in Section 8.1(b) hereof.

         "Adviser" means any Person or Persons selected from time to time to provide investment advisory or investment management services to the Partnership pursuant to an Investment Advisory Agreement with the Partnership or, if the Board has granted an Adviser the authority to do so, any Person that is a party to an Investment Advisory Agreement with an Adviser to manage a portion of the Partnership's assets.

         "Affiliate" means, with respect to any Person, an affiliated person as that term is defined in the 1940 Act.

         "Agreement" means this Amended and Restated Limited Partnership Agreement of the Partnership, as it may be amended, supplemented or restated from time to time.

         "Applicable Rate" means a rate per annum equal, at the time of determination, to the sum of (a) the highest "prime rate" then published in the "Money Rates" section of The Wall Street Journal or in such successor publication as shall be acceptable to the Board and (b) two percent (2%).

         "Board" means the body of those natural persons who at any given time are serving as Directors of the Partnership in accordance with this Agreement.

         "Book Depreciation" means, for each Fiscal Period in respect of a particular asset of the Partnership, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to such asset for such Fiscal Period, except that if, as of the beginning of the Fiscal Period, the Book Value of such asset differs from its adjusted basis for federal income tax purposes, Book Depreciation for such asset shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect thereto for such Fiscal Period bears to such beginning adjusted tax basis; provided, that if, under such circumstances, the asset's adjusted basis for federal income tax purposes at the beginning of a Fiscal Period is zero, the Book Depreciation for such asset shall be determined with reference to its Book Value using any method selected by the Board.

         "Book Value" means, with respect to an asset of the Partnership, the adjusted basis for federal income tax purposes of the Partnership in such asset, except as follows:

         (a) The initial Book Value of any asset contributed by any Partner to the capital of the Partnership shall be the fair market value of such asset on the date of its contribution to the Partnership as determined by the Board or as otherwise provided in, or contemplated by, this Agreement;

         (b) The Book Values of all of the assets of the Partnership shall be adjusted to equal their respective fair market values, as determined by the Board, as of the following times: (i) the acquisition of an additional equity interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property (including money, but excluding any promissory note of the Partnership) as consideration for all or part of such Partner's Units; (iii) the grant of more than a de minimis equity interest in the Partnership in consideration for services rendered to or for the benefit of the Partnership by an Partner acting in a "partner capacity" within the meaning of Treasury Regulations
Section 1.704-1(b)(2)(iv)(f)(5)(iii), or by a new Partner acting in such a partner capacity or in anticipation of becoming an Partner and having such a partner capacity; and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii), and (iii) above shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the Partners' respective economic interests in the Partnership;

         (c) The Book Value of any asset of the Partnership (excluding money, but including any promissory note of the Partnership) distributed to any Partner shall be adjusted to equal the fair market value of such asset on the date of the distribution as determined by the Board or as otherwise provided in, or contemplated by, this Agreement; and

         (d) The Book Values of certain assets of the Partnership shall be increased, or decreased, as the case may be, to reflect any adjustments to the adjusted federal income tax basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) (and Subparagraph (f) of the definition of "Net Profit" and "Net Loss" or Section 6.2(e)); provided, that Book Values of assets of the Partnership shall not be adjusted pursuant to this Subparagraph (d) to the extent that an adjustment under Subparagraph (b) above is made in connection with the transaction that would otherwise result in an adjustment pursuant to this Subparagraph (d).

         If the Book Value of an asset of the Partnership has been determined or adjusted pursuant to Subparagraph (a), (b) or (d) above, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss (or items, if any of income, gain, loss, deduction or expense of the Partnership to be allocated hereunder that are not included in the computation of Net Profit and Net Loss).

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Omaha, Nebraska, are authorized or obligated by law, executive order or governmental decree to be closed.

         "By-Laws" shall mean the By-Laws of the Partnership, as amended and restated from time to time.

         "Canadian Representative" shall have the meaning set forth in Section 9.7(a).

         "Capital Account" means, with respect to each Partner, the capital account established and maintained for the Partner pursuant to Section 6.1 of this Agreement.

         "Capital Contribution" means, with respect to any Partner, the amount of money and fair market value of other property (net of any liabilities assumed by the Partnership or to which such other property is subject) contributed by or on behalf of such Partner to the capital of the Partnership pursuant to this Agreement. The value of any non-cash Capital Contribution shall be determined by the Board.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State by the General Partner, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

         "Closing" means the closing of the Initial Offering.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the Internal Revenue Code of 1986.

         "Designee" shall have the meaning set forth in Section 13.2.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Sec. 17-101, et seq.

         "Disinterested Directors" shall have the meaning set forth in Section 10.2(b).

         "Director" or "Directors" means each Person who may, from time to time, be duly elected or appointed, qualified and serving on the Board in accordance with the provisions hereof. Reference herein to a Director or the Director shall refer to such Person or Persons in their capacity as directors hereunder.

         "Effective Date" means _______________, 2005.

         "Eligible Purchaser" means, as of the date of determination, any (a) Employee who is a Kiewit Stockholder, (b) Former Employee who was previously a Kiewit Stockholder, (c) Limited Partner, (d) Kiewit, (e) the General Partner and (e) any other Person specified by the Board who is eligible to own securities of an employees' securities company.

         "Employee" means, as of any date, a natural person who is an employee of Kiewit or an employee of a Kiewit Related Entity.

         "Exemptive Order" means any order of the SEC pursuant to Section 6(b) of the 1940 Act relating to the Partnership's status as an "employees' securities company" (as such term is defined is Section 2(a)(13) of the 1940
Act) as it may be amended, supplemented or restated from time to time; provided that, if on the date of the Closing, an Exemptive Order as just defined has not been issued by the SEC, until such time as such an Exemptive Order is issued, the term "Exemptive Order" shall mean the application under
Section 6(b) filed with the SEC.

         "Fiscal Period" means (a) any period for which the Partnership is required [or permitted] to allocate Net Profits, Net Loss, or other items of Partnership income, gain, loss, deduction or expense pursuant to this Agreement or (b) any other date determined by the Board.

         "Fiscal Quarter" means each three-month period ending on March 31, June 30, September 30 and December 31; provided that the first Fiscal Quarter shall commence on the Closing Date.

         "Fiscal Year" means each annual period ending on March 31 or such other date as determined by the Board.

         "Former Employee" means, as of any date, a natural person who was previously an Employee of Kiewit or an Employee of a Kiewit Related Entity.

         "General Partner" means Kiewit Investment Holdings Inc., a Delaware corporation, and its successors and Designees as general partner of the Partnership.

         "Immediate Family Member" means, as of any date, a family member of an Employee or Former Employee who may, pursuant to the 1940 Act, the rules and regulations thereunder, any order of the SEC, the interpretive positions of the staff of the SEC or industry practice, own securities of an employees' securities company.

         "Incapacity" means, as to any Person, the entry of an order for relief in a bankruptcy proceeding, entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

         "Indemnified Liabilities" shall have the meaning specified in Section 10.2(a).

         "Indemnified Person" shall have the meaning specified in Section
10.2(a).

         "Initial Limited Partner" means Kiewit Finance Group Inc., a Delaware corporation.

         "Initial Offering" means the initial public offering of Units.

         "Interest" means the interest of a Partner in the Partnership at any particular time, including rights to which a Partner may be entitled to, and obligations of a Partner to comply with, in each case, under this Agreement.

         "Investment Advisory Agreement" means any agreement between or among the Partnership and any Adviser, or between Advisers, that provides for the provision of investment advisory or investment management services by such Adviser to the Partnership and the payment therefor by the Partnership as in effect from time to time.

         "Kiewit" means Peter Kiewit Sons', Inc., a Delaware corporation.

         "Kiewit Related Entity" means any corporation, limited liability company, partnership, unlimited liability company, joint venture, or any other entity as to which such entity and Kiewit are affiliated companies of each other.

         "Kiewit Stock" means the $0.01 par value common stock of Kiewit.

         "Kiewit Stockholder" means a holder of record of Kiewit Stock.

         "Limited Partner" means, (a) prior to the Closing, the Initial Limited Partner and (b) thereafter, each Person named as a limited partner of the Partnership in the books and records of the Partnership who has not ceased to be a Limited Partner under the terms of this Agreement.

         "Majority in Interest of the Limited Partners" means Limited Partners who in the aggregate own more than 50% of the outstanding Units.

         "Net Asset Value" means the value of the Partnership's total assets less total liabilities, determined pursuant to such policies and procedures adopted by the Board.

         "Net Profit" and "Net Loss" mean, for each Fiscal Period, an amount equal to the Partnership's taxable income or loss for such Fiscal Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or expense required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

         (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss, shall be added to such taxable income or loss;

         (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, or treated such expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

         (c) In the event the Book Value of any asset of the Partnership is adjusted pursuant to Subparagraph (b) or Subparagraph (c) of the definition of "Book Value," the amount of such adjustment shall be taken into account as gain or loss, as the case may be, from the disposition of such asset for purposes of computing Net Profit or Net Loss;

         (d) Gain or loss resulting from any disposition of assets of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the disposed asset, notwithstanding that the adjusted tax basis of such asset differs from its Book Value;

         (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation for such Fiscal Period.;

         (f) To the extent an adjustment to the adjusted tax basis of any of the assets of the Partnership pursuant to Section 734(b) of the Code or
Section 743(b) of the Code is required pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Partner's Interest in the Partnership, the amount of such adjustment shall be treated as gain or loss, as the case may be, from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

         (g) Notwithstanding Subparagraphs (a) through (f) above, any items of income, gain, loss, deduction, or expense which are specially allocated under this Agreement, including pursuant to Section 6.2(c), shall not be taken into account in computing Net Profit or Net Loss, but the amounts of such items (except with respect to allocations made under Section 6.3) shall be determined by applying rules comparable to those set forth in Subparagraphs
(a) through (f) of above.

         "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2.

         "Officer" or "Officers" means the officers of the Partnership appointed in accordance with Section 5.17 and the By-Laws.

         "Original Partnership Agreement" shall have the meaning set forth in the Preliminary Statement.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2.

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2.

         "Partner Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2.

         "Partner" or "Partners" means one or more of the General Partner and the Limited Partners, as applicable.

         "Partnership" means Kiewit Investment Fund L.P., a Delaware limited partnership.

         "Partnership Expenses" means fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Partnership, or in connection with the management thereof, including: fees and expenses of the Board; fees and expenses of Advisers; administration fees, expenses of registering the Units for sale under federal and state securities laws and other expenses in connection with the offering of the Units; interest; taxes; fees and expenses of the Partnership's legal counsel and independent accountants; fees and expenses of the Partnership's administrator, transfer agent and custodian; expenses of printing and mailing Unit certificates (if any), reports to Partners, notices to Partners, proxy statements; reports to regulatory bodies; brokerage and other expenses in connection with the execution, recording and settlement of portfolio security transactions; expenses in connection with the acquisition or disposition of portfolio securities or the registration of privately issued portfolio securities; costs of third party evaluations or appraisals of the Partnership (or its assets) or its investments; expenses of Partnership in investment company and other trade associations; expenses of fidelity bonding and other insurance premiums; expenses of Partners' meetings; indemnification costs and expenses, including advances under Section 10.2; fees and expenses of counsel to the Directors (if any); and all of the Partnership's other business and operating expenses.

         "Partnership Minimum Gain" shall have the meaning set forth in Treasury Regulations Section 1.704-2.

         "Partnership Property" means any and all property, real or personal, tangible or intangible, which is owned or held for the account of the Partnership.

         "Pass-Through Limited Partner" shall have the meaning set forth in
Section 9.7(b).

         "Permitted Transfer" shall have the meaning specified in Section
____.

         "Person" means any natural person, individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or any other entity.

         "Record Date" means the date established by the Board for determining
(a) the identity of the Partners entitled to notice of, or to vote at, any meeting of Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Partners, or (b) the identity of Partners entitled to receive any report or distribution or to participate in any offer.

         "Registration Statement" means the Partnership's most recent effective registration statement on form N-2 under the Securities Act and the 1940 Act, as amended or supplemented from time to time.

         "Regulatory Allocations" shall have the meaning set forth in Section 6.2(d).

         "SEC" means the United States Securities and Exchange Commission.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Securities Act" means the Securities Act of 1933.

         "Substituted Limited Partner" means any Person who is a Permitted Transferee and who is admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 8.3 in place of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Supermajority of Limited Partners" means Limited Partners who in the aggregate own more than 67% of the outstanding Units.

         "Tax Matters Partner" means the tax matters partner of the Partnership within the meaning of Section 9.7(a).

         "Tax Withholding" shall have the meaning set forth in Section 7.6.

         "Transfer," "Transferred," or "Transferring" means the direct or indirect, voluntary or involuntary, transfer, assignment, sale, pledge, hypothecation, encumbrance or other disposition (including any right to receive any distributions or allocations).

         "Transfer Agent" means such bank, trust company or other Person (including the General Partner) as shall be appointed from time to time by the Board on behalf of the Partnership to act as registrar and transfer agent for the Units.

         "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

         "Unit" means a fractional part of the Interest of a Limited Partner designated as a Unit and having the rights and obligations specified with respect to Units in this Agreement, and includes fractions of Units as well as whole Units.

         "Withholding Advances" shall have the meaning set forth in Section
7.6.

                                 ARTICLE II.

                              GENERAL PROVISIONS

         Section 2.1. Name. The name of the Partnership is "Kiewit Investment Fund L. P." The Partnership's name may be changed from time to time by the Board. The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Board. The words "Limited Partnership," "L. P." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires.

         Section 2.2. Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at Kiewit Plaza, Omaha, Nebraska 68131 or such other place as the Board may from time to time determine. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Board deems necessary or appropriate.

         Section 2.3. Term. The Partnership commenced upon the completion of filing for record of the Certificate of Limited Partnership for the Partnership in accordance with the Delaware Act and shall continue in existence until the Partnership is terminated and dissolved in accordance with the provisions of Article XI hereof.

         Section 2.4. Title to Partnership Property. The Partnership Property shall be owned by the Partnership, and no Partner, individually or collectively, shall have any ownership interest in Partnership Property.

         Section 2.5. Status of Interests. Interests shall be deemed to be personal property giving only the rights provided in this instrument. The names of all of the Partners and the amounts of their respective Interests in the Partnership and Units held by them from time to time shall be set forth in the books and records of the Partnership. Every Partner by virtue of having become a Partner shall be held to have expressly assented and agreed to the terms of this Agreement and to have become a party to this Agreement.

                                 ARTICLE III.

                              PARTNERSHIP PURPOSE

         Section 3.1. Partnership Purpose. The purpose of the Partnership is to conduct, operate and carry on the business of an investment fund, including an investment fund satisfying the requirements of an employees' securities company under the 1940 Act investing primarily in securities and to exercise all of the powers and privileges granted to a limited partnership formed under the laws of the State of Delaware, now or hereafter in force, including the following powers:

         (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or "when issued" contracts for any such securities, or to change the investments of the assets of the Partnership;

         (b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

         (c) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Partnership;

         (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Board shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Board shall deem proper;

         (e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

         (f) To hold any security or property in a form not indicating that it is limited partnership property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

         (g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Partnership; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Partnership;

         (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Board shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Board shall deem proper;

         (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Partnership or any matter in controversy, including claims for taxes;

         (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

         (l) To purchase and pay for entirely out of Partnership Property such insurance as the Board may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Partnership or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Limited Partners, the General Partner, Directors, Officers, employees, agents, Advisers, distributors of Units (if any), or independent contractors of the Partnership, individually against all claims and liabilities of every nature arising by reason of holding Units, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Limited Partner, General Partner, Director, Officer, employee, agent, Adviser, distributor of Units (if any), or independent contractor, to the fullest extent permitted by this Agreement and by applicable law;

         (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the General Partner, Directors, Officers, employees and agents of the Partnership;

         (n) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

         (o) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

         (p) To borrow or raise moneys for any of the purposes of the Partnership, and to mortgage or pledge the whole or any part of the property and franchises of the Partnership, real, personal, and mixed, tangible or intangible, and wheresoever situated;

         (q) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount; and

         (r) To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Units, bonds, debentures and other securities, instruments or other property of the Partnership, from time to time, to such extent as the Board shall determine; and to repurchase and redeem, from time to time, its Units or, if any, its bonds, debentures and other securities.

         The Partnership shall not be limited to investing in obligations maturing before the possible dissolution of the Partnership. The Board shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Partnership nor the Board shall be required to obtain any court order to deal with any Partnership Property or take any other action hereunder.

         The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Partnership, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Partnership by the Delaware Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

         Section 3.2. Restrictions. Notwithstanding anything in this Agreement to the contrary, the Partnership shall not be authorized to and shall be specifically prohibited from entering into any joint venture, general or limited partnership or any other combination, association or venture with Kiewit or a Kiewit Related Entity.

                                 ARTICLE IV.

           PARTNERS; CAPITAL STRUCTURE; PARTNER RIGHTS; AND MEETINGS

         Section 4.1. Partners. The name, address and Interest in the Partnership of each Partner shall be set forth in the books and records of the Partnership. The Partners shall have the management and voting rights set forth in this Agreement and provided under the Delaware Act and the 1940 Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Delaware Act.

         Section 4.2. Capital Structure. (a) Subject to the terms of this Agreement, the Partnership is authorized to issue Units solely to, and admit to the Partnership as Limited Partners, Eligible Purchasers. Such authorized Units shall constitute an unlimited number of limited partnership interests under the Delaware Act and shall be without par value. Other than as set forth in this Agreement, each Unit shall be identical in all respects with each other Unit and shall represent an equal proportionate undivided interest in the assets of the Partnership. Units may be subdivided or combined into such number of equal, indivisible shares as the Board may determine; provided that the Board shall effectuate a combination or "reverse split" of Units, if necessary, at the end of the second and fourth calendar quarters each year such that the Net Asset Value per Unit is equal to at least $10,000.

         (b) The Board may reissue or cancel any Units acquired by the Partnership. The number of Units issued to Limited Partners shall be listed in the books and records of the Partnership, which shall be amended from time to time by the Partnership as required to reflect issuances of Units to Limited Partners, changes in the number of Units held by Limited Partners and to reflect the addition or cessation of Partners. The number of Units held by each Limited Partner shall not be affected by any (i) issuance by the Partnership of Units to other Partners or (ii) change in the Capital Account of such Partner (other than such changes to reflect additional investments in the Partnership from such Partner). No Unit shall have any priority or preference over any other Unit with respect to distributions paid in the ordinary course of business or distributions upon dissolution and liquidation of the Partnership made pursuant to Section 11.4 hereof. The Board may from time to time divide or combine the Units into a greater or lesser number of Units, which division or combination may not materially change the proportionate Units of the Partners in the Partnership.

         (c) All Units issued pursuant to, and in accordance with the requirements of, this Article IV shall be fully paid and non-assessable Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

         Section 4.3. Ownership of Units. The ownership of Units shall be recorded on the books and records of the Partnership kept by the Partnership or by a transfer or similar agent for the Partnership. No certificates certifying the ownership of Units shall be issued unless directed by the Board. The Board may make such rules as it considers appropriate for the issuance of Units, the transfer of Units and similar matters. The books and records of the Partnership as kept by the Partnership or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Limited Partners and as to the Interests in the Partnership of, and the number of Units of held by, from time to time, each such Limited Partner.

         Section 4.4. No Management Responsibility. No Limited Partner, in such capacity, shall participate in the management or control of the business of, or transact any business for, the Partnership, but may exercise the voting rights and powers of a Limited Partner set forth in this Agreement. All management responsibility is vested in the Board. The Limited Partners hereby consent to the taking of any action by the Board or the Officers contemplated under this Agreement or otherwise permitted to be taken under the Delaware Act, the 1940 Act or the Exemptive Order.

         Section 4.5. No Authority to Act. No Limited Partner, in such capacity, shall have the power to represent, act for, sign for, or bind the Partnership. All authority to act on behalf of the Partnership is vested in the Board and the Officers, subject only to Section 5.1. The Limited Partners consent to the exercise by the Board and the Officers (and, to the extent set forth in Section 5.1, the General Partner) of the powers conferred on them under this Agreement or otherwise permitted under the Delaware Act, the 1940 Act or the Exemptive Order.

         Section 4.6. No Preemptive Rights. Holders of Units will have no preemptive rights with respect to the issuance of any Unit or other equity interest in the Partnership or any other securities of the Partnership convertible into, or carrying rights or options to purchase any such Partnership or other equity interest.

         Section 4.7. Redemption or Repurchase Rights. Except as otherwise provided in this Agreement or required by applicable law, (a) the Partnership shall have no obligation to redeem or repurchase any Unit and (b) no Limited Partner or other Person holding a Unit shall have the right to withdraw from the Partnership or to receive any return of any Capital Contribution or all or any portion of its Capital Account.

         Section 4.8. Power to Change Provisions Relating to Units. Notwithstanding anything express or implied to the contrary in this Agreement and without limiting the power of the Board to amend this Agreement and the power of the General Partner to amend the Certificate of Limited Partnership as provided elsewhere herein, the General Partner and the Board shall have the power to amend this Agreement, and the General Partner shall have the power to amend the Certificate of Limited Partnership, at any time and from time to time, in such manner as the Board may determine, without the need for Limited Partner action, so as to add to, delete, replace or otherwise modify any provision relating to the Units contained in this Agreement, including any provision relating to the repurchase of Units by the Partnership or Transfers of Units; provided that before adopting any such amendment without Limited Partner approval, the Board shall determine that Limited Partner approval shall be required to adopt any amendment to this Agreement that would materially, adversely affect the rights and preferences of the Units already issued or the rights and preferences of any class of Limited Partners associated with any Units; provided further that no such addition, deletion, replacement or other modification shall be made that would adversely affect the classification of the Partnership as a partnership for United States federal income tax purposes.

         Section 4.9. Limited Partner Meetings. Unless required by the Delaware Act, the 1940 Act, the Exemptive Order or other applicable law, the Partnership is not required to hold annual or other regular meetings of Limited Partners. The Partnership may from time to time conduct such meetings as determined by the Board. [Special meetings of the Limited Partners may be called by a Majority in Interest of the Limited Partners.]

         Section 4.10. Voting; Quorum of Limited Partners; Vote Required. Except as otherwise set forth herein, each Limited Partner shall be entitled to one vote per Unit and a proportionate fractional vote for each fractional Unit upon all matters upon which Limited Partners have the right to vote, or other matters that the Board has determined to submit to the vote of Limited Partners, based upon the Units of the Partnership as set forth in the records of the Partnership as of the applicable Record Date. The presence, in person or by proxy, of a Majority in Interest of the Limited Partners at the Record Date constitutes a quorum for the transaction of business. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the action of the Limited Partners, unless the vote of a greater proportion or number or voting by classes is required by the Delaware Act, the 1940 Act or this Agreement. If a quorum is not represented at any meeting of the Limited Partners, such meeting may be adjourned by an Officer.

         Section 4.11. Voting Rights. In addition to any provision of the Agreement which sets forth Limited Partners' voting rights with respect to any action, the Limited Partners shall have the following voting rights:

         (a) to the extent required by the 1940 Act or as otherwise provided for herein, the right to elect Directors by the affirmative vote of a plurality of votes cast;

         (b) to the extent required by the 1940 Act, the right to terminate the Partnership's independent accountants by the affirmative vote of a 1940 Act Majority of Limited Partners;

         (c) so long as the Partnership is subject to the provisions of the 1940 Act, the right to approve any other matters required by the 1940 Act to be approved by the Limited Partners by the affirmative vote of a 1940 Act Majority of Limited Partners;

         (d) the right to remove the General Partner by the affirmative vote of a Majority in Interest of Limited Partners; and

         (e) any other matter as determined by the Board.

The phrase " to the extent required by the 1940 Act" means if not changed by the Exemptive Order.

         Section 4.12. No Consent Required. (a) Notwithstanding anything expressed or implied to the contrary in this Agreement but subject to paragraph (b) of this Section 4.12, no vote, approvals, or other consent shall be required of the Limited Partners to amend this Agreement in any of the following respects: (i) to reflect any change in the amount or character of the Interest in the Partnership of any Limited Partner; (ii) to admit an Additional Limited Partner or a Substituted Limited Partner or repurchase a Limited Partner's Unit in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Limited Partners in this Agreement; (iv) to reflect any change that is necessary to qualify the Partnership as a limited partnership under the laws of any state or that is necessary or advisable in the opinion of the Board to assure that the Partnership (1) is an employees' securities company under the 1940 Act and (2) will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; (v) to reflect any change in the principal place of business of the Partnership; (vi) to make any other change or amendment that does not require the vote, approval or consent of Limited Partners under the 1940 Act, the Delaware Act or expressly hereunder, provided that such change or amendment has been approved by a majority of the Board.

         (b) Any amendment that would (x) obligate a Limited Partner to make any contribution to the capital of the Partnership; or (y) reduce the Capital Account of a Limited Partner other than in accordance with the provisions of this Agreement, may be made only if (i) the written consent of each Limited Partner adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Limited Partner has received written notice of such amendment and (B) any Limited Partner objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her Units for repurchase by the Partnership.

         Section 4.13. Limitations on Requirements for Consents. Notwithstanding any other provisions of this Agreement, but subject to the requirements of the 1940 Act, in the event that counsel for the Partnership shall have delivered to the Partnership an opinion to the effect that either the existence of a particular consent right or particular consent rights, or the exercise thereof, will violate the provisions of the Delaware Act or the laws of the other jurisdictions in which the Partnership is then formed or qualified, will adversely affect the limited liability of the Limited Partners, will adversely affect the Partnership's status as an employees' securities company under the 1940 Act, or will adversely affect the classification of the Partnership as a partnership for United States federal income tax purposes, then notwithstanding the other provisions of this Agreement, the Limited Partners shall no longer have such right, or shall not be entitled to exercise such right in the instant case, as the case may be.

         Section 4.14. Informal Action by Limited Partners. Any action that may be taken by Limited Partners at a meeting of Limited Partners may be taken without a meeting without prior notice and without a vote if the action is approved by the Board and a consent in writing setting forth the action to be taken is signed by the Limited Partners holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted, with prompt written notice thereof delivered to all Limited Partners. Any such written consent by the Limited Partners has the same force and effect as a vote of such Limited Partners held at a duly held meeting of the Limited Partners and may be stated as such in any document.

         Section 4.15. No Cumulative Voting. Limited Partners shall not be entitled to cumulative voting in any circumstance.

         Section 4.16. Representations and Warranties of Limited Partners; Indemnification.

         (a) Each Limited Partner hereby represents and warrants to the Partnership and each other Limited Partner as follows:

                  (i) such Limited Partner: (A) is familiar with the proposed business, financial condition, properties, operations and prospects of the Partnership, and has asked such questions and conducted such due diligence concerning such matters and concerning its acquisition of any Partnership interests as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction; (B) understands that owning Units involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public or other market for such Units, the risk of owning its Units for an indefinite period of time and the risk of losing its entire investment in the Partnership; (C) is able to bear the economic risk of such investment; and (D ) is acquiring its Units for investment and solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise disposing of all or a portion of its Units;

                  (ii) such Limited Partner shall not Transfer, sell, or offer to sell such Limited Partner's Units without compliance with the conditions and provisions of this Agreement;

                  (iii) if such Limited Partner Transfers all or any part of such Limited Partner's Units, then until such time as one or more assignees thereof are admitted to the Partnership as a Substituted Limited Partner with respect to the Unit(s) or fraction thereof so Transferred, the matters to which any Transferor thereof would covenant and agree if such Transferor were to execute this Agreement as a Limited Partner shall be and remain true;

                  (iv) such Limited Partner shall notify the Board immediately if any representations or warranties made herein should be or become untrue; and

                  (v) such Limited Partner shall not take any action that could have the effect of causing the Partnership (A) to lose its status as an employees' securities company under the 1940 Act, (B) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (C) otherwise to be treated as a corporation for United States federal income tax purposes.

         (b) Each Limited Partner hereby indemnifies the Partnership and each other Partner from and against and agrees to hold the Partnership and each other Partner free and harmless from, any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses, taxes or other amounts (including any attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of such Limited Partner as set forth in this Section 4.16.

         Section 4.17. No Obligation to Restore a Capital Account Deficit. Except as may be required by law, no Partner shall be required to reimburse the Partnership for any negative balance in such Partner's Capital Account.

                                  ARTICLE V.

                            MANAGEMENT OF THE FUND

         Section 5.1. General Partner Delegation. The management, control and operation of the Partnership and its business and affairs are hereby irrevocably delegated by the General Partner to the Board pursuant to Section 17-403 of the Delaware Act and the Initial Limited Partner hereby expressly approves such delegation; provided however that the General Partner shall take such action with respect to the Partnership as is specifically provided in this Agreement. As a result of the delegation of the General Partner's duties herein, the General Partner shall be responsible for performing only the following duties with respect to the Partnership: (a) to execute and file with the office of the Secretary of State the Certificate of Limited Partnership and any amendments thereto or restatements thereof required to be filed pursuant to the Delaware Act; (b) to execute and file any other certificates required to be filed on behalf of the Partnership with the office of the Secretary of State; (c) to execute any amendments to or restatements of this Agreement in accordance with the terms of this Agreement (including the By-Laws); (d) to perform any other action that the Delaware Act requires be performed by a general partner of a limited partnership (and which may not be performed by a delegate of a general partner); (e) to perform any other action specifically contemplated to be performed by it by this Agreement and (f) any other matter that the Board requests, and the General Partner agrees, to do.

         Section 5.2. Board of Directors. Except as otherwise provided in
Section 5.1, the management and operation of the Partnership and its business and affairs shall be, and hereby is, vested solely in the Board, and in no event shall any Limited Partner in such capacity have any role in the management of the Partnership's affairs. Subject to any voting powers of Units as set forth in this Agreement or by resolution of the Board, the Board shall be governed as set forth in this Section 5.2. The number of Directors shall be set from time to time by action of the Board as provided in the By-Laws. The Directors shall be set forth in the official records of the Partnership. The Directors shall hold office until their successors are approved and elected, unless they are sooner removed, resign or are Incapacitated pursuant to
Section 5.7, as the case may be. Directors may succeed themselves in office. No reduction in the number of Directors shall have the effect of removing any Director from office unless specially removed pursuant to Section 5.7 at the time of such decrease. Subject to the requirements of the 1940 Act, the Board may designate successors to fill vacancies created by an authorized increase in the number of Directors, or the resignation, removal or Incapacity of a Director pursuant to Section 5.7. In the event that no Directors remain, the Officers shall continue the business of the Partnership and shall perform all duties of the Directors under this Agreement and shall as soon as practicable call a special meeting of Limited Partners for the purpose of approving and electing Directors. When Directors are subject to election by Limited Partners, Directors are elected by a plurality of the Units voting at the meeting. Directors may, but need not be, admitted to the Partnership as Limited Partners.

         Section 5.3. Powers of the Board. (a) As provided in Section 5.1, subject to the other provisions of this Agreement, the business and affairs of the Partnership shall be managed by the Board, and such Board shall have all powers necessary, desirable or convenient to carry out that responsibility, including the power to engage in securities or other transactions of all kinds on behalf of the Partnership. The Board shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Partnership. The Board shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Partnership and the business of the Partnership to the same extent as if the Directors were the sole owners of the assets and business of the Partnership in their own right, including such authority, power and control to do all acts and things as the Board shall deem proper to accomplish the purposes of this Partnership. Without limiting the foregoing, the Board may (i) adopt, amend and repeal By-Laws, not inconsistent with this Agreement, that provide for the regulation and management of the affairs of the Partnership; fill vacancies in or remove from its number in accordance with this Agreement (and the By-Laws), and may elect and remove such Officers and appoint and terminate such agents as it considers appropriate; (ii) provide for the issuance and distribution of Units by the Partnership directly or otherwise; (iii) retain one or more Advisers; (iv), repurchase or transfer Units pursuant to applicable law; (v) set Record Dates with respect to various matters in the manner provided in the By-Laws; (vi) declare and pay distributions of income and of capital gains to Limited Partners from the Partnership Property; (vii) establish and maintain such cash or cash equivalent reserves as it deems appropriate in connection with the business of the Partnership, including reserves for fees and expenses, working capital purposes and potential claims, if any; and (viii) in general, delegate such authority as it considers necessary or desirable to any Officer of the Partnership, any committee of the Board, any agent or employee of the Partnership, or any such custodian, transfer agent, distribution disbursing agent, shareholder servicing agent, administrative services agent, distributor of Units (if any) or Advisers. Any determination as to what is in the best interests of the Partnership made by the Board in good faith shall be conclusive. The powers delegated to the Board in this Section 5.3 are without prejudice to the delegated powers of the Board set forth in the other provisions of this Agreement (and the By-Laws).

         (b) In construing the provisions of this Partnership Agreement, the presumption shall be in favor of a grant of power to the Board. Unless otherwise specified herein or required by law, any action by the Board shall be deemed effective if approved or taken by a majority of the Directors then in office.

         (c) The parties hereto intend that, except to the extent otherwise expressly provided herein, each Director shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in a director of a business corporation organized pursuant to the General Corporation Law of the State of Delaware.

         Section 5.4. Payment of Expenses by the Partnership. For any Fiscal Period, the Board is authorized to pay or cause to be paid out of Partnership Property, all Partnership Expenses as the Board deems fair and in compliance with this Agreement.

         Section 5.5. Ownership of Partnership Property. Legal title to all of the Partnership Property shall at all times be considered to be vested in the Partnership, except that the Board shall have the power to cause legal title to any Partnership Property to be held by or in the name of any Person as nominee or trustee, in street name or in such other manner as the Board may, from time to time, deem advisable in accordance with applicable law. The Board may hold any assets of the Partnership in bearer form and deposit any securities, assets or other property with a custodian or in a depository, clearing corporation or similar corporation, either domestic or foreign, including with or in the Adviser or any Affiliate thereof, and may deposit or invest any cash or other assets in one or more money market mutual funds or other accounts of any Person.

         Section 5.6. Service Contracts. (a) Subject to such requirements and restrictions as may be set forth in this Agreement (and the By-Laws), the 1940 Act and/or the Exemptive Order, the Board may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Partnership with any Person; and any such contract may contain such other terms as the Board may determine, including authority for any such Adviser to determine from time to time without prior consultation with the Board what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Partnership Property shall be held uninvested and to make changes in the Partnership's investments, or such other activities as may specifically be delegated to such party.

         (b) The Board may also, at any time and from time to time, contract with any Person appointing it or them as the exclusive or nonexclusive distributor or underwriter for the Units or for other securities to be issued by the Partnership, or appointing it or them to act as the administrator, custodian, transfer agent, distribution disbursing agent and/or shareholder servicing agent for the Partnership.

         (c) The Board is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Partnership, as the Board determines to be necessary or desirable to the business of the Partnership.

         Section 5.7. Resignation; Removal; Incapacity. (a) A Director may voluntarily resign from the Board upon the giving of notice thereof to the Partnership, such resignation to take effect upon receipt of such notice by the Partnership or such later date as set forth in such notice.

         (b) Any Director may be removed either: (i) with or without cause by the action of at least two-thirds of the remaining Directors; (ii) by failure to be re-elected by the Limited Partners at a meeting of Limited Partners duly called for such purpose; or (iii) by the affirmative vote of a Majority in Interest of the Limited Partners. The removal of a Director shall in no way derogate from any rights or powers of such Director, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

         (c) In the event of the Incapacity of a Director, such Director shall immediately cease to be a Director. In the event of the Incapacity of all Directors, an Officer shall as promptly as practicable convene a meeting of Limited Partners for the purpose of electing new Directors.

         (d) The resignation, removal or Incapacity of a Director shall not affect any rights or liabilities of such Director that matured prior to such event.

         Section 5.8. Meetings of the Board. (a) An annual meeting of the Board shall be held without notice other than this provision. The Board may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the annual meeting and any additional regular meetings without notice other than such resolution. Special meetings of the Board may be called by the chairman of the Board, or, if no such chairman exists, at the request of any two Directors. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board called by them. Written notice of any special meeting of the Board shall be given as follows: (i) by mail to each Director at the Director's mailing address at least five business days prior to the meeting; or (ii) by personal delivery, e-mail or facsimile transmission at least three business days prior to the meeting to each Director. If mailed by post, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by e-mail or facsimile transmission such notice shall be deemed to be delivered when the e-mail or facsimile transmission is transmitted by the sender.

         (b) Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

         (c) A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by the Delaware Act, the 1940 Act, the Exemptive Order or this Agreement the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board. Each Director shall be entitled to one vote upon all matters submitted to the Board.

         (d) Unless otherwise required by the 1940 Act, any action required or permitted to be taken at any meeting of the Board or by a committee thereof may be taken without a meeting, without prior notice and without a vote if the Directors that would be required to approve such action at a meeting consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         (e) Any Director may participate in a meeting of the Board or any committee thereof in person or by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time. Other than specific matters for which the 1940 Act requires an in-person meeting, such participation shall constitute presence in person at the meeting. A Director who is present at a meeting of the Board at which action on any matter taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Partnership immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 5.9. Committees of Directors. By resolution adopted by the Board, the Board may designate two or more Directors to constitute a committee, any of which shall have such authority in the management of the Partnership as the Board shall designate.

         Section 5.10. Director Power to Bind Partnership. Unless the Board consists of one Director, no Director (acting in his capacity as such) shall have any authority to bind the Partnership to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement.

         Section 5.11. Liability of the Directors. No Director shall be (a) personally liable for the debts, obligations or liabilities of the Partnership, including any such debts, obligations or liabilities arising under a judgment decree or order of a court; (b) obligated to cure any deficit in any Capital Account; (c) required to return all or any portion of any Capital Contribution; or (d) required to lend any funds to the Partnership.

         Section 5.12. Reliance By Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act of the Board on behalf of the Partnership shall be conclusive evidence in favor of any third party dealing with the Partnership that the Board has the authority, power and right to execute and deliver such contract or instrument or to take such act on behalf of the Partnership.

         Section 5.13. Appointment of Auditors. Subject to the approval or ratification of the Limited Partners, if and to the extent required under the 1940 Act and the Exemptive Order, the Board, in the name and on behalf of the Partnership, is authorized to appoint independent certified public accountants for the Partnership.

         Section 5.14. Contracts with Affiliates. The Board may, on behalf of the Partnership subject to approval by a majority of the Directors who do not have an interest in the contract and, subject to compliance with the 1940 Act, enter into contracts for goods or services with any affiliate of a Director, Partner, Officer, Adviser or any other person, provided that the Directors who are not interested in the transaction find the terms thereof to be fair and reasonable to the Partnership.

         Section 5.15. Obligations of the Directors. The Directors shall devote only such time and effort to the Partnership business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Partnership.

         Section 5.16. Other Business of Directors. Any Director and any Affiliate of any Director may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the Partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Neither the Directors nor any Affiliate of any Director shall be obligated to present any investment opportunity to the Partnership.

         Section 5.17. Officers. The responsibility for the day-to-day management and operation of the Partnership and its business may be delegated by the Board to the responsibility of one or more officers ("Officers") of the Partnership. The Officers shall, subject to the supervision and control of the Board, exercise all powers necessary and convenient for the purposes of the Partnership, on behalf and in the name of the Partnership. Notwithstanding anything to the contrary contained herein or the By-Laws, the actions of an Officer in carrying on the business of the Partnership as authorized herein shall bind the Partnership. The parties hereto intend that, except to the extent otherwise expressly provided herein, each Director shall be vested with the same powers, authority and responsibilities on behalf of the Partnership as are customarily vested in a director of a business corporation organized pursuant to the General Corporation Law of the State of Delaware.

         Section 5.18. Limitations on Board and Officers. Notwithstanding anything express or implied to the contrary in this Agreement, the Board, the Officers and the General Partner shall not (a) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Units for purposes of Treasury Regulation Section 1.7704-1(d)(1); or (b) take any action that, in the action of their good faith business judgment, they knew or should have known would create a significant risk of (i) causing the Partnership to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (ii) causing the Partnership to be treated as a corporation for federal income tax purposes;
(iii) impairing the limited liability of the Directors or Limited Partners; or
(iv) causing the Partnership to lose its status as an employees' securities company under the 1940 Act.

         Section 5.19. Compensation. The Board may, from time to time, fix a reasonable amount of compensation to be paid by the Partnership to the Directors. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment of the same by the Partnership.

                                 ARTICLE VI.

                       CAPITAL ACCOUNTS AND ALLOCATIONS

         Section 6.1. Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Partnership's books and records with respect to each Partner, in accordance with the provisions of Treasury Regulations Section 1.704-1(b), including the following:

         (a) Each Partner's Capital Account shall be increased by: (i) the amount of that Partner's Capital Contribution; (ii) the amount of Net Profit (or items thereof) allocated to that Partner; and (iii) any other amounts appropriate under the Treasury Regulations.

         (b) Each Partner's Capital Account shall be decreased by: (i) repurchases of that Partner's Units or fractions thereof; (ii) the amount of Net Loss (or items thereof) allocated to that Partner; (iii) all cash amounts distributed to that Partner pursuant to this Agreement, other than any amount required to be treated as a payment for property or services for federal income tax purposes; (iv) the fair market value of any property distributed in kind to that Partner (net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to for federal income tax purposes); and (v) any other amounts appropriate under the Treasury Regulations.

         (c) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law.

         Section 6.2. Allocations to Capital Accounts.

         (a) Partner Allocations. Except as provided in this Agreement, all Net Profit (and items thereof) and all Net Loss (and items thereof) shall be allocated to the Partners in proportion to their Units.

         (b) Additional Rule. In furtherance and not in limitation of Section 6.2(a), and except as otherwise provided in this Agreement, the Board may cause the Partnership to allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Period in a manner that the Board deems necessary or appropriate in order to effectuate the intended economic sharing arrangement of the Partners as reflected in Article VII, including without limitation allocations intended to cause any distribution to Limited Partners in accordance with Section 11.4(c) to be equivalent to a distribution to Limited Partners that is pro rata by Unit.

         (c) Regulatory and Related Allocations. Notwithstanding anything express or implied to the contrary in this Agreement, the following special allocations shall be made in the following order:

                  (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partnership Minimum Gain during any Fiscal Period, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Partner's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Partners pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 6.2(c)(i) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Period, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount equal to such Partner's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner's Partner Nonrecourse Debt, as determined in accordance with Treasury Regulations Section 1.704-2. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This
Section 6.2(c)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Partner's Capital Account, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(c)(iii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 have been tentatively made as if this Section 6.2(c)(iii) were not in this Agreement. This Section 6.2(c)(iii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (iv) Gross Income Allocation. In the event any Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Partner's Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this
Section 6.2(c)(iv) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.2 (other than Section 6.2(c)(iii)) have been tentatively made as if this Section 6.2(c)(iv) were not in this Agreement.

                  (v) Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partners in proportion to their respective Units.

                  (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2.

                  (vii) Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Partner to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Partner.

         (d) Curative Allocations. The allocations set forth in Section 6.2(c) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations under Section 704 of the Code. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Partnership items of income, gain, loss, deduction and expense among the Partners so that, to the extent possible, the net amount of such allocations of other Partnership items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Partners pursuant to this Section 6.2 if the Regulatory Allocations had not occurred.

         (e) Section 754 and Similar Adjustments. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), or as may otherwise be appropriate, to the extent an adjustment to the adjusted tax basis of any Partnership asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

         (f) Transfer of or Change in Units. The Board is authorized to adopt any convention or combination of conventions regarding the allocation and/or special allocation of items of income, gain, loss, deduction and expense with respect to a newly issued Unit, a transferred Unit and a repurchased Unit. Upon admission as a Substituted Limited Partner, a transferee of a Unit shall succeed to the Capital Account of the transferor Partner to the extent it relates to the transferred Unit.

         (g) Certain Expenses. The initial syndication and organization expenses as defined in Section 709 of the Code (and, to the extent necessary as determined by the Board, any other items) shall be allocated to the Capital Account of the General Partner, unless otherwise paid by Kiewit.

         Section 6.3. Tax Allocations. The income, gains, losses, deductions and expenses of the Partnership shall be allocated for United States federal, state and local income tax purposes among the Partners so as to reflect, in the judgment of the Board, the Interests of the Partners in the Partnership set forth in this Agreement. The Board may: (a) select such tax allocation methods as may in the Board's judgment be appropriate under Section 704(c) of the Code, including an "aggregate approach" involving "partial netting" or "full netting" with respect to reverse section 704(c) allocations to the extent permitted by Treasury Regulations Section 1.704-3; (b) make special allocations of gain, income or loss to Limited Partners all or part of whose Interests have been repurchased by the Partnership; (c) determine the allocation of specific items of income or loss on a gross rather than net basis; (d) determine the allocation of specific items of income, gain, loss, deduction and credit of the Partnership; and (e) vary any and all of the foregoing allocation provisions to the extent necessary in the judgment of the Board to comply with section 704 of the Code and applicable regulations. The Board shall have the power and authority to make all accounting, tax and financial reporting determinations and decisions with respect to the Partnership, and such determinations and decisions shall be final and binding on all of the Partners. The Partners are aware of the potential United States income tax consequences of the allocations made by this Section 6.3 and hereby agree to be bound by the provisions of this Section 6.3 in reporting their shares of Partnership income and loss for United States income tax purposes.

         Section 6.4. Determinations by Board. All matters concerning the computation of Capital Accounts and tax basis accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Partnership income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures or elections not expressly provided for by the terms of this Agreement shall be determined by the Board. Such determination shall be final and conclusive as to all the Partners. Notwithstanding anything express or implied to the contrary in this Agreement, in the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts or tax basis accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Partners as reflected in Article VII, the Board may make such modification without the approval of Partners.

                                 ARTICLE VII.

                               NET ASSET VALUE;
                         DISTRIBUTIONS AND WITHDRAWALS

         Section 7.1. Net Asset Value. The Board shall have the power to offer and sell Units of the Partnership at a price not less than the Net Asset Value thereof as determined pursuant to the procedures of the Partnership. The Board may prescribe such bases and time for determining the Net Asset Value of the Units of the Partnership or net income attributable to the Units of the Partnership, or the declaration and payment of distributions on the Units of the Partnership, as it may deem necessary or desirable.

         Section 7.2. Valuation of Assets. Except as may be required by the 1940 Act, the Board shall value or have valued any securities held by the Partnership and any other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. The value of securities held by the Partnership and other assets and liabilities of the Partnership determined pursuant to this Section 7.2 shall be conclusive and binding on all of the Partners and all parties claiming through or under them.

         Section 7.3. Distributions. After provision for Partnership Expenses and establishment of working capital and other reserves as the Board shall deem appropriate, the Board may cause all or any part of cash and other Partnership Property to be distributed to the Partners of record on the Record Date set by the Board with respect to such distribution, in proportion to the Partners' Units (including fractional Units). A Director, in its capacity as a Director, shall not be entitled to any distributions.

         Section 7.4. Restrictions on Distributions. Notwithstanding anything expressed or implied to the contrary in this Agreement, no distribution shall be made if, as determined by the Board, such distribution would violate any contract or agreement to which the Partnership is then a party, the Delaware Act or any other law, rule, regulation, order or directive of any governmental authority then applicable to the Partnership.

         Section 7.5. Deemed Sale of Assets. For all purposes of this Agreement, (a) any property (other than United States dollars) that is distributed in kind to one or more Partners with respect to a Fiscal Period (including any such in kind property that is distributed upon the dissolution and winding up of the Partnership) shall be deemed to have been sold for cash equal to its fair market value, (b) the unrealized gain or loss inherent in such property shall be treated as recognized gain or loss for purposes of determining the Net Profit and Net Loss, (c) such gain or loss shall be allocated pursuant to Article VI for such Fiscal Period and (d) such in kind distribution shall be made after giving effect to such allocation.

         Section 7.6. Withholding and Other Tax Payments and Expenses. (a) To the extent the Partnership is required to withhold or to make tax payments on behalf of or with respect to any Partner, the Board may withhold such amounts and make such tax payments as so required ("Tax Withholding"). To the extent that the Partnership would have distributed, on the date of such Tax Withholding, a cash distribution to such Partner but for such Tax Withholding, such Partner shall be deemed for all purposes of this Agreement to have received a distribution from the Partnership as of the time of such Tax Withholding. To the extent that the Tax Withholding exceeds the cash distribution that the Partnership would have made to such Partner on such date but for the Tax Withholding, such excess shall be treated as an advance to such Partner made on the date of the Tax Withholding ("Withholding Advance") and the Board shall promptly notify such Partner as to the amount of such advance. All Withholding Advances made on behalf of a Partner, plus interest thereon at a rate determined by the Board, from the date of such Withholding Advances, shall (i) be paid on demand from the Partnership by the Partner on whose behalf such Withholding Advances were made or (ii) with the consent of the Board, in its discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing amounts otherwise payable to such Partner upon repurchase of such Partner's Units pursuant to this Agreement or upon liquidation of the Partnership. Whenever repayment of a Withholding Advance by a Partner is made as described in clause (ii) above, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Withholding Advance and interest thereon. The Partnership may hold back from any distribution in kind to a Partner property having a value equal to the amount of any taxes required to be withheld until the Partnership has received payment of such amount from such Partner. Each Partner hereby agrees to indemnify the Partnership, the Board, and any other person that may be considered a withholding agent with respect to any taxes required to be withheld or made on behalf of or with respect to any Partner for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Partner (including penalties imposed with respect thereto).

         (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the Board (or its designated agent) to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be charged to only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be treated as Tax Withholding subject to Section 7.6(a), including the provisions of Section 7.6(a) relating to Withholding Advances.

         (c) Notwithstanding any other provision of this Agreement to the contrary, the Board shall have the power to set off from any amount owed a Partner pursuant to this Agreement any amount owed by such Partner to the Partnership; provided, however, that in no event will the Partnership withhold any amounts from a Partner, require any payment from a Partner or allocate expenses to a Partner, except in compliance with the 1940 Act.

         Section 7.7. Interest. No interest shall be paid or credited to the Partners with respect to their Capital Contributions, their Capital Accounts or upon any undistributed funds left on deposit with the Partnership.

         Section 7.8. Withdrawals. No Partner will have any right to withdraw any amount from such Partner's Capital Account.

                                ARTICLE VIII.

                       REPURCHASE AND TRANSFER OF UNITS

         Section 8.1. Repurchase Offers. (a) The Board may from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to repurchase Units or portions thereof pursuant to written tenders or other offers to purchase Units.

         (b) In the event of the Partnership has determines to make a repurchase offer pursuant to paragraph (a) of this Section 8.1, the Fund will provide advance notice of its intention to conduct the repurchase offer to Limited Partners (the "Advance Notice"), and each Limited Partner agrees with the Partnership and each other Limited Partner that it will not participate in such repurchase offer unless, in response to such Advanced Notice, such Limited Partner informs the Fund no later than the date that is 60 days prior to the date set forth in such Advanced Notice as the valuation date for determining the Net Asset Value of Units to be repurchased in the repurchase offer.

         Section 8.2. Optional Repurchases by the Partnership. (a) The Board, at its option, may, from time to time cause the Partnership to repurchase a Unit or portion thereof from a Limited Partner in the event: (i) of any attempted direct or indirect unauthorized Transfer of Units by the Limited Partner, (ii) a Board determination that the continued participation in the Partnership by the Limited Partner could jeopardize the tax or regulatory status of the Partnership or otherwise harm the Partnership or the other Limited Partners, (iii) of any breach by the Limited Partner of this Agreement or any other agreement between the Limited Partner and the Partnership; or
(iv) if the Board determines that it is in the best interest of the Partnership or Limited Partners to do so.

         (b) The purchase price payable in respect of a repurchased Unit pursuant to this Section 8.2 shall be equal to the Unit's Net Asset Value on the repurchase date and shall be paid in cash, without interest, or, in the discretion of the Board, in marketable securities or a promissory note (or any combination of promissory note, marketable securities and cash).

         Section 8.3. Permitted Transfers of Units. (a) A Limited Partner may not Transfer Units to any Person except with the written approval of the Partnership (a transfer so approved, a "Permitted Transfer"). Any attempted Transfer of a Unit other than in accordance with this Agreement shall be null and void and of no force or effect whatsoever, and the purported transferee shall have no rights as a Limited Partner.

         (b) Prior to approving a proposed transfer as a Permitted Transfer and admitting the proposed transferee as a Substituted Limited Partner, the Partnership, in the Board's discretion, shall require the satisfaction of such conditions as it determines appropriate, including without limitation:

                  (i) that such Transfer must be to a Person who is eligible to own Units and be a Limited Partner under the Exemptive Order;

                  (ii) the transferring Limited Partner provides such proper notice to the Fund, which notice shall certify the identity of the transferee, that the transferee is a Permitted Transferee, the number of Units proposed to be transferred (or all of such transferring Limited Partner's fractional Unit if such Limited Partner holds less than one whole Unit) and such other information as requested by the Board;

                  (iii) such Transfer, itself or together with any other Transfers, would not result in the Partnership being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code or otherwise being treated as a corporation for federal income tax purposes;

                  (iv) such Transfer does not require the registration or qualification of such Units pursuant to any applicable federal or state securities or "blue sky" laws;

                  (v) such Transfer does not result in a violation of other laws ordinarily applicable to such transactions;

                  (vi) the transferor Limited Partner and purported transferee each shall have represented to the Board in writing that such Transfer was not
(A) effected through a broker-dealer or matching agent that makes a market in Units or that provides a readily available, regular and ongoing opportunity to Limited Partners to sell or exchange their Units and (B) made on a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704(b) of the Code;

                  (vii) no facts are known to the Board that cause the Board to conclude that such Transfer will have a material adverse effect on the Partnership;

                  (viii) the transferee has executed and delivered to the Partnership a counterpart of this Agreement;

                  (ix) payment by the transferor Limited Partner or proposed transferee to the Partnership of an amount determined by the Board to be equal to the costs and expenses incurred in connection with such Transfer, including costs incurred in preparing and filing such amendments to this Agreement as may be required;

                  (x) if required by the Board, execution and affirmation to an instrument by the terms of which such Person acknowledges that the relevant Transfer of Units have not been registered under the of Securities Act, or any applicable state securities laws, and covenants, represents and warrants that such Person acquired the relevant Units for investment only and not with a view to the resale or distribution thereof; and

                  (xi) any other information or documentation as the Board may request.

         (c) Upon the proper completion of the foregoing conditions to the Board's satisfaction, the books and records of the Partnership and Schedule A hereto will be updated to reflect the proposed transferee's admission to the Partnership as a Substituted Limited Partner.

         Section 8.4 Employee Securities' Company. Notwithstanding anything in this Agreement to the contrary, no Transfer of Units may be made and no Person may become a Limited Partner if, as a result thereof, the Partnership would cease to be an employees' securities company under the 1940 Act.

         Section 8.5 Publicly Traded Partnership Provisions. Notwithstanding anything express or implied to the contrary in this Agreement, the Board shall not repurchase any Units pursuant to Article VIII and/or shall refuse to allow any Transfers of Units if the Board reasonably determines that such action would be necessary or advisable to reduce any material risk that the Partnership might be treated for United States federal income tax purposes as a publicly traded partnership within the meaning of Section 7704(b) of the Code.

         Section 8.6 Actions Relating to Provisions for Repurchases, Transfers. The Board may interpret, and is hereby authorized to establish such rules or take such actions, as it deems necessary or desirable to effect, the provisions of this Article VIII.

         Section 8.7 Transfer Indemnity. Each Limited Partner hereby agrees to indemnify and hold harmless the Partnership, the Directors, the General Partner, each Officer and each other Limited Partner (and any successor or assign of any of the foregoing) from and against all costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer (or purported Transfer) made in contravention of the provisions of this Agreement or any misrepresentation made by such Limited Partner in connection with any Transfer (or purported Transfer).

                                 ARTICLE IX.

                BOOKS AND RECORDS; REPORTS TO LIMITED PARTNERS;
                          ACCOUNTING AND TAX MATTERS

         Section 9.1. Books and Records. In compliance with Section 31 of the 1940 Act, the books and records of the Partnership, and a list of the names and residences, business or mailing addresses and Interests of all Limited Partners, shall be maintained at the principal executive offices of the Partnership or such other location as the Board may approve. The Partnership shall not be required to provide any documentation or other information to Limited Partners except that which it is required to provide under the 1940 Act, the Delaware Act or other applicable law. Each Limited Partner shall have the right to obtain from the Partnership from time to time upon reasonable demand for any proper purpose reasonably related to the Limited Partner's interest as a Limited Partner of the Partnership, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Partnership is required to provide under the 1940 Act, the Delaware Act or other applicable law. Any demand by a Limited Partner pursuant to this section shall be in writing and shall state the purpose of such demand. The Partnership may maintain such other books and records and may provide such financial or other statements as the Board or the Officers deems advisable.

         Section 9.2. Annual Reports to Current Limited Partners. In addition to any report to Limited Partners that may be required to be provided to Limited Partners under the 1940 Act within 60 days after the end of each Fiscal Year or as soon thereafter as practicable, the Partnership shall have prepared and distributed to the Limited Partners, at the expense of the Partnership, an annual report containing a summary of the year's activity and such financial statements and schedules as may be required by law or as the Board may otherwise determine.

         Section 9.3. Accounting; Tax Year. (a) The books and records of the Partnership shall be kept on the cash basis or the accrual basis, as determined by the Board. The Partnership shall report its operations for tax purposes on the cash method or the accrual method, as determined by the Board. The taxable year of the Partnership shall be the calendar year, unless the Board shall designate another taxable year for the Partnership that is a permissible taxable year under the Code.

         (b) The books and records of the Partnership shall be audited by the Partnership's independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Partnership.

         Section 9.4. Tax Returns and Information. The Board shall prepare and file, or cause to be prepared and filed, on behalf of the Partnership, a United States federal information tax return and any required state, local and other income tax and information returns on behalf of the Partnership, for each taxable year of the Partnership. The Board shall determine whether or not to prepare and file (or cause to be prepared and filed) composite, group or similar state, local and foreign tax returns on behalf of the Limited Partners where and to the extent permissible under applicable law. Each Limited Partner hereby agrees to execute any relevant documents (including a power of attorney authorizing such a filing), to furnish any relevant information and otherwise to do anything necessary in order to facilitate any such composite, group or similar filing. Any taxes paid by the Partnership in connection with any such composite, group or similar filing shall be treated as Tax Withholding subject to Section 7.6(a), including the provisions of Section 7.6(a) relating to Withholding Advances.

         Section 9.5. Tax Information for Current and Former Partners. The Partnership shall use reasonable efforts to furnish to the Limited Partners (and, to the extent necessary, to former Limited Partners (or such Limited Partners' or former Limited Partners' legal representatives)), at the expense of the Partnership, United States tax information reasonably required by Limited Partners, former Limited Partners (or such legal representatives) for United States income tax reporting purposes with respect to such taxable year. The Partnership shall also provide United States Schedules K-1 to Limited Partners as soon as practicable after the end of each taxable year of the Partnership.

         Section 9.6. Tax Elections. Except as otherwise provided herein, the Board shall determine whether the Partnership makes, does not make, changes, or revokes, any available election permitted for United States federal income tax purposes, for Canadian tax purposes, or for any other applicable tax purposes. The Board is further permitted to make any tax election (including a "check-the-box" election for a prior period pursuant to Section 7701 of the Code, even if one or more Persons who were Limited Partners during any portion of such prior period are not Limited Partners as of the date of such election) with respect to the Partnership on behalf of a Limited Partner or a former Limited Partner. Each Limited Partner hereby consents to any such election.

         Section 9.7. Tax Matters Partner. (a) The General Partner will be the tax matters partner (the "Tax Matters Partner") as provided in Section 6231(a)(7) of the Code. The Board may designate and authorize a Person, who may be the General Partner, for purposes of subsection 165(1.15) of the Income Tax Act (Canada) ("Canadian Representative") and any corresponding provincial income tax provision and for all other purposes to make any objection or appeal in respect of a determination relating to the Partnership under the Income Tax Act (Canada) or any other Canadian federal or provincial income tax legislation.

         (b) Each Person (for purposes of this provision, a "Pass-Through Limited Partner") that holds or controls a Unit on behalf of, or for the benefit of another Person or Persons, or which Pass-Through Limited Partner is beneficially owned (directly or indirectly) by another Person or Persons shall, within 30 days following receipt from the Tax Matters Partner or the Canadian Representative of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such Interest through such Pass-Through Limited Partner.

         (c) All expenses incurred by the Tax Matters Partner and the Canadian Representative in connection with any audit, investigation, settlement or other tax-related matter involving the Partnership shall be borne by the Partnership. The Tax Matters Partner and the Canadian Representative shall not be liable to the Partnership or any Limited Partner for any action it takes or fails to take as Tax Matters Partner and the Canadian Representative with respect to any administrative or judicial proceeding involving "partnership items" (as defined in Section 6231 of the Code) of the Partnership, unless such action or failure to act constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office. The Partnership (but not the Limited Partners themselves) shall indemnify the Tax Matters Partner and the Canadian Representative as provided in Section 10.2 to the same extent as if the Tax Matters Partner and the Canadian Representative were an Indemnified Person.

         (d) In the event the Partnership becomes the subject of an income tax audit by any federal, state, local or Canadian authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters or the Canadian Representative Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner. The Partnership shall bear all expenses incurred in connection with any such audit, investigation, settlement or review.

                                  ARTICLE X.

                         LIABILITY AND INDEMNIFICATION

         Section 10.1. Liability of the Limited Partners, Directors and Officers. Except for the obligations hereunder, the liability of the Limited Partners shall be limited to the maximum extent permitted by the Delaware Act. In no event shall the Limited Partners be obligated to contribute additional capital to the Partnership. If a Limited Partner is required under the Delaware Act to return to the Partnership or pay, for the benefit of creditors of the Partnership, amounts previously distributed to such Limited Partner, the obligation of such Limited Partner to return or pay any such amount to the Partnership shall be the obligation of such Limited Partner and not the obligation of the Directors. Other than with respect to any liability that results from a Director's or Officer's willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties, the liability of the Directors and Officers shall be limited to the maximum extent permitted by the Delaware Act.

         Section 10.2. Indemnification. (a) No Director, Officer (including Directors or Officers who serve at the Partnership's request as directors, officers, members, partners or trustees of another organization in which the Partnership has any interest as a stockholder, creditor or otherwise), General Partner, Adviser, distributor of Units (if any) or any of their respective Affiliates, shareholders, officers, directors, partners, employees, agents and representatives (each an "Indemnified Person") shall have any liability, responsibility or accountability in damages or otherwise to any Limited Partner or the Partnership for, and the Partnership agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Partnership) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership, on the part of the Indemnified Persons when acting on behalf of the Partnership or otherwise in connection with the business or affairs of the Partnership, or on the part of any brokers or agents when acting on behalf of the Partnership (collectively, the "Indemnified Liabilities"); provided that the Partnership shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person's willful misfeasance, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties.

         (b) Expenses, including reasonable counsel fees incurred by any such Indemnified Person, shall be paid from time to time by the Partnership in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Partnership if it is ultimately determined that indemnification of such expenses is not authorized under this Section 10.2, provided, however, that either (i) such Indemnified Person shall have provided appropriate security for such undertaking, (ii) the Partnership shall be insured against losses arising from any such advance payments or (iii) either a majority of the Directors who are not seeking such indemnification (the "Disinterested Directors"), if any, acting on the matter (provided that a majority of the Disinterested Directors, if any, then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Indemnified Person will be found entitled to indemnification under this Article XI. The Partnership shall pay any and all such expenses within sixty (60) days after receipt of a written request therefor is received by the Partnership, and the Partnership's rights to repayment of such amounts shall be secured by the Indemnified Person's Interest in the Partnership, if any, or by such other security as the Board may require. In the event that a final judicial (or binding arbitration) determination is made that the Partnership is not so obligated in respect of any amount paid by it to a particular Indemnified Person, such Indemnified Person will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnified Person, the Partnership will pay such amount to such Indemnified Person within sixty (60) days of such final determination, in either case together with interest (at the lesser of (i) the Applicable Rate and (ii) the maximum rate permitted by applicable law) from the date paid by the Partnership until repaid by the Indemnified Person or the date it was obligated to be paid by the Partnership until the date actually paid by the Partnership to the Indemnified Person.

         (c) Any indemnification rights provided for in this Section 10.2 shall be retained by any removed, resigned or withdrawn Director, Limited Partner, Officer, Adviser, distributor of Units (if any) or selling agent and its constituent Indemnified Persons. Any indemnification rights provided for in this Section 10.2 shall also be retained by any Person who has acted in the capacity of officer, director, partner, employee, agent, stockholder or affiliate of an Indemnified Person after such Persons shall have ceased to hold such positions.

         (d) The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives. As used in this Section 10.2, the term "Indemnified Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article X shall affect any rights to indemnification to which personnel of the Partnership, other than Directors or Officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Partnership to purchase and maintain liability insurance on behalf of any such Person; provided, however, that the Partnership shall not purchase or maintain any such liability insurance in contravention of applicable law, including the 1940 Act.

         (e) As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Indemnified Person is liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office, indemnification shall be provided if (i) approved, after notice that it involves such indemnification, by at least a majority of the Disinterested Directors, if any, acting on the matter (provided that a majority of the Disinterested Directors, if any, then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Indemnified Person is not liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or (ii) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Indemnified Person is not liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office. Any approval pursuant to this Section 10.2(e) shall not prevent the recovery from any Indemnified Person of any amount paid to such Indemnified Person in accordance with this Section 10.2 as indemnification if such Indemnified Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Partnership or its Limited Partners by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Indemnified Person's office.

         (f) For purposes of the opinions referred to in paragraphs (b) and
(e) of this Section 10.2, independent legal counsel shall be entitled to rely upon a rebuttable presumption that the Indemnified Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Indemnified Person's office.

         (g) In case any Limited Partner or former Limited Partner shall be held to be personally liable solely by reason of his, her or its being or having been a Limited Partner and not because of his, her or its acts or omissions or for some other reason, the Limited Partner or former Limited Partner (or his, her its heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Partnership against all loss and expense arising from such liability.

         (h) The exercise by the Board of its powers and discretions hereunder shall be binding upon everyone interested.

         (i) No person dealing with the General Partner or the Board shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the General Partner or the Board or to see to the application of any payments made or property transferred to the Partnership or upon its order.

         (j) The General Partner, an Officer or Director shall be liable only for his, her or its own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such General Partner, Officer or Director, and shall not be liable for errors of judgment or mistakes of fact or law. The General Partner, Officers and Directors may (but shall not be required to) take advice of counsel or other experts with respect to all matters, including the meaning and operation of this Agreement, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice, but nothing herein contained shall protect the General Partner, any Officer, or Director against any liability to which it, he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its, his or her office. The General Partner, Officers and Directors shall not be required to give any bond as such, nor any surety if a bond is required.

         (k) The General Partner and the Directors shall not be responsible or liable in any event for any neglect or wrongdoing of any other Person, including any officer, agent, employee, Adviser, or distributor of Units (if any) of the Partnership; the General Partner shall not be responsible for the act or omission of any Director; and no Director shall be responsible for the act or omission of any other Director or of the General Partner. Nothing herein contained, however, shall protect the General Partner or any Director against any liability to which it, he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.

         (l) Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Partnership, the General Partner, the Officers or the Directors or any of them in connection with the Partnership shall be conclusively deemed to have been issued, executed or done only in or with respect to its, their, his, her or its capacity as the General Partner, Officers or Officer, Directors or Director, as the case may be, and such General Partner, Officers, Directors or Director shall not be personally liable thereon.

         (m) With respect to the liabilities of the Partnership, all such liabilities: (i) shall be liabilities of the Partnership as an entity, and shall be paid or otherwise satisfied from the Partnership's assets; and; (ii) except to the extent otherwise required by law, shall not in any event be payable in whole or in part by any Partner, Director, Officer, Adviser, distributor of Units (if any) or selling agent, or by any director, officer, trustee, employee, agent, shareholder, beneficiary, or partner of any of them.

         (n) The Directors may cause the Partnership, at the Partnership's expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Partnership), including for a breach or an alleged breach of their responsibilities hereunder.

                                 ARTICLE XI.

                       TERM, DISSOLUTION AND LIQUIDATION

         Section 11.1. Term. Except as otherwise provided in Section 11.2, the Partnership shall have perpetual existence.

         Section 11.2. Dissolution. (a) The Partnership shall be dissolved upon the happening of: (i) the entry of a decree of judicial dissolution under
Section 17-802 of the Delaware Act; (ii) the voluntary bankruptcy, liquidation or other dissolution of the Partnership; (iii) the sale or other disposition at any one time of all or substantially all of the assets of the Partnership;
(iv) the withdrawal of the General Partner, unless (A) the Board, by majority vote, elects to continue the business of the Partnership and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners or (B) within 90 days after the withdrawal, Limited Partners holding a majority of the outstanding Units elect to continue the business of the Partnership and appoint, effective as of the date of the General Partner's withdrawal, one or more additional general partners; (v) the election by the Board to dissolve the Partnership, subject, to the extent required by the 1940 Act, to the consent of the Limited Partners; or (vi) dissolution required by operation of law.

         (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided in Section 11.4 and the Certificate of Limited Partnership has been canceled.

         Section 11.3. Events Not Causing Dissolution. The Incapacity, withdrawal, resignation or expulsion of, or the making of an assignment for the benefit of creditors by, or any other act or circumstance with respect to, a Limited Partner shall not cause the dissolution of the Partnership. Except as otherwise determined by the Board, the Partnership shall not be subject to dissolution at the election of Limited Partners.

         Section 11.4. Liquidation. On dissolution of the Partnership, a liquidator (who shall be selected by the Board, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Limited Partners) shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, and such statement shall be furnished to all of the Limited Partners. Then those Partnership assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to maximize proceeds. Assets that the liquidator determines to distribute in kind shall be so distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Partnership assets would be unduly disadvantageous to the Limited Partners, the liquidator may, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Limited Partners in kind. The liquidator shall then wind up the affairs of the Partnership and distribute the proceeds of the Partnership by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

         (a) to the payment of the expenses of liquidation and to creditors (including Partners who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Partnership other than liabilities for distributions to Partners, in the order of priority as provided by law;

         (b) to the setting up of any reserves that the liquidator may deem necessary or appropriate for any anticipated obligations or contingencies of the Partnership or of the liquidator arising out of or in connection with the operation or business of the Partnership. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided; then

         (c) to the Partners or their legal representatives in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for all periods.

         Section 11.5. Termination. Following the payment or discharge, or the making of reasonable provision for the payment or discharge, of Partnership Expenses or other liabilities of the Partnership (including contingent liabilities), and the distribution of the Partnership's assets, a certificate of cancellation for the Partnership shall be filed by the liquidator with the office of the Secretary of State and the Partnership shall thereafter be deemed terminated.

                                 ARTICLE XII.

                                GENERAL PARTNER

         Section 12.1. General Partner. The initial General Partner is Kiewit Investment Holdings Inc., a Delaware corporation. Such General Partner is initially the sole general partner of the Partnership and is admitted without acquiring an Interest in the Partnership (other than its Interest as a Limited Partner); provided however, that nothing herein shall prevent the General Partner from acquiring an Interest in the Partnership, in its capacity as a general partner of the Partnership, upon the creation of such Interests by the Board.

         Section 12.2. Additional and Substitute General Partner. Without the consent of the Limited Partners, the Board may designate an Affiliate of the General Partner (the "Designee") to be added or substituted as a general partner. Any such Designee to be added shall be deemed to be admitted upon its execution of this Agreement. Any such Designee to be substituted shall be deemed to be admitted immediately prior to the withdrawal of the General Partner. Upon admission to the Partnership, the Designee shall become, and have all of the rights, powers and duties of, the General Partner for all purposes of this Agreement. Notwithstanding the foregoing, no Designee shall be added or substituted as a general partner of the Partnership if such addition or substitution would adversely affect the Limited Partners or the Partnership. Except as required by applicable law, changes in the partners, members, directors or officers of the General Partner shall not require the consent of the Limited Partners and shall not dissolve the Partnership.

         Section 12.3. Withdrawal of General Partner. The General Partner may withdraw from the Partnership at any time by giving one year's prior written notice to the Board.

         Section 12.4. General Partner as Limited Partner. The General Partner shall also be a Limited Partner to the extent that it holds Units, and to such extent shall be treated in all respects as a Limited Partner.

                                ARTICLE XIII.

                                    MERGER

         Section 13.1. Merger. (a) The Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 17-211 of the Delaware Act.

         (b) Notwithstanding anything to the contrary contained herein, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may, to the extent permitted by Section 17-211(g) of the Delaware Act, (i) effect any amendment to this Agreement,
(ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (iii) provide that the partnership agreement of any other constituent limited partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.

                                 ARTICLE XIV.

                               POWER OF ATTORNEY

         Section 14.1. Grant of Power of Attorney. (a) Each Limited Partner, by its execution of this Agreement (or a subscription agreement if applicable) hereby irrevocably makes, constitutes and appoints each of the General Partner, the Directors and Officers and the Adviser as such Limited Partner's true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, acting singly, to make, execute, sign, acknowledge, swear to, record and file the following documents and instruments in accordance with the other provisions of this
Agreement: (i) this Agreement and a Certificate of Limited Partnership, a Certificate of Doing Business Under Fictitious Name and any other instrument or filing which the Board or the Officers of the Partnership consider necessary or desirable to carry out the purposes of this Agreement or the business of the Partnership or that may be required under the laws of any state or local government, or of any other jurisdiction; (ii) all certificates required or desirable in connection with distributions by the Partnership to the Limited Partners and other certificates and instruments deemed advisable by any Director or officer of the Partnership or the Adviser to carry out the provisions of this Agreement and any applicable law; (iii) any and all amendments, restatements, cancellations, or modifications of the instruments described in paragraph (i) above; (iv) any and all instruments related to the admission, removal, or withdrawal of any Limited Partner; (v) all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Partnership, pursuant to the terms hereof; (vi) all conveyances and other instruments or papers deemed advisable by the Board, including those to effect a termination of the Partnership and those to effect a Permitted Transfer of all or a part of such Limited Partner's Interest, or a repurchase of all or part of such Limited Partner's Interest; and (vii) all other instruments, documents or papers which may be required or permitted by law to be filed on behalf of the Board or the Partnership and which are of a ministerial or administrative nature.

         (b) The foregoing power of attorney is a special power of attorney and is coupled with an interest in favor of each of the General Partner, the Directors and Officers and the Adviser and as such shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the General Partner, the Partnership, its Directors or Officers or the Adviser have had notice thereof, and shall survive the delivery of a Transfer by a Limited Partner of the whole or any portion of such Limited Partner's Interest, except that where the transferee has been approved by the Board or Adviser for admission to the Partnership as a substituted Limited Partner, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Directors or Officers or the Adviser to execute, acknowledge and file any instrument necessary to effect such substitution.

         (c) Each Limited Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without such Limited Partner's consent. If an amendment to the Certificate of Limited Partnership or this Agreement or any other action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection that such Limited Partner may assert with respect to such amendment or action, the attorneys in fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be deemed necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Limited Partner is fully aware that each Limited Partner will rely upon the effectiveness of this special power of attorney with a view to the orderly administration of the Partnership.

         (d) In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Director or Officer under this power of attorney, this Agreement and its amendments shall govern.

         (e) This power of attorney may be exercised by any Director or Officer either by signing separately as attorney-in-fact for each such Limited Partner or by a single signature of any Director or Officer acting as attorney-in-fact for all Limited Partners.

                                 ARTICLE XV.

                              GENERAL PROVISIONS

         Section 15.1. Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Limited Partner at the address described below. Any notice, payment or report to be given or made to a Limited Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Limited Partner at the Limited Partner's address as shown on the records of the Partnership. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Board, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Limited Partner at the address of such Limited Partner appearing on the books and records of the Partnership is returned by the United States or Canadian Postal Service marked to indicate that the United States or Canadian Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Limited Partner notifies the Partnership of a change of address) if they are available for the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Limited Partners. Any notice to the Partnership shall be deemed given if received by the Partnership at the principal office of the Partnership. The Partnership may rely and shall be protected in relying on any notice or other document from a Limited Partner or other Person if believed by it to be genuine.

         Section 15.2. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.3. Certificate of Limited Partnership. On each subsequent change in the Partnership specified in the Delaware Act, the Board shall, to the extent required by the Delaware Act, cause to be executed and acknowledged an amended Certificate of Limited Partnership pursuant to the provisions of the Delaware Act, which will be duly filed as prescribed by Delaware law, particularly the Delaware Act.

         Section 15.4. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.5. Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 15.6. Applicability of 1940 Act and Registration Statement. The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Registration Statement that affect numerous aspects of the conduct of the Partnership's business and of the rights, privileges and obligations of the Limited Partners. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and such Registration Statement.

         Section 15.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition.

         Section 15.8. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto with respect to all Units then owned and thereafter acquired by such party.

         Section 15.9. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law, subject to the provisions of the 1940 Act.

         Section 15.10. Jurisdiction; Jury Trial. The courts of the State of Delaware shall have exclusive jurisdiction in any suit, action or proceeding arising out of, or relating to, this Agreement. Each Limited Partner waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of, or that its property is exempt or immune from attachment or execution by, the courts of the State of Delaware, or that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each Limited Partner further waives its right to a jury trial in any suit, action or proceeding arising out of, or relating to, this Agreement. Each Limited Partner further agrees that no punitive or consequential damages shall be awarded in any such suit, action or proceeding.

         Section 15.11. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.12. Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

         Section 15.13. Interpretation and Construction. (a) If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement, or with respect to the interpretation of this Agreement, the Board is hereby authorized to make a final determination with respect to any such question and to interpret this agreement in such a manner as it shall deem fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. Whenever possible, the provisions of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or invalid under said applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect.

         (b) Unless the context otherwise requires or as otherwise specifically set forth: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) references to Articles and Sections refer to Articles and Sections of this Agreement; (iii) the term "include" or "includes" means include or includes, without limitation or exception, and "including" means including, without limitation or exception; (iv) to the extent that the Partnership, the General Partner, the Board, any Officer, or any other Person is required or permitted to take any action, make any determination or provide any consent hereunder, such action, determination or consent shall be taken, made, provided or withheld in the Partnership's, the General Partner's, the Board's, such Officer's, or such Person's, as the case may be, sole and absolute discretion;
(v) any references in this Agreement to a statute shall be to such statute or any successor law, as amended from time to time, and the rules regulations and orders thereunder, as amended from time to time, and any reference herein to a specific section or sections of a statute shall be deemed to include a reference to any corresponding provision of successor law(s), as amended from time to time; and (vi) all terms that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect in the United States.

         Section 15.14. Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Partnership, each Limited Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

         Section 15.15. Survival of Certain Provisions. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Partnership until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.



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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       KIEWIT INVESTMENT HOLDINGS INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:


                                       KIEWIT FINANCE GROUP INC.


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title: